Exhibit 99.1

Hercules Offshore Announces Fourth Quarter 2006 Earnings

HOUSTON, February 5 /PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported record net income of $35.5 million, or $1.09 per diluted share, on revenues of $114.7 million for the fourth quarter of 2006, compared to a net loss of ($2.2) million, or ($0.08) per diluted share, on revenues of $48.0 million for the fourth quarter of 2005. The fourth quarter 2005 included a one-time charge related to deferred income tax expense of $12.1 million ($0.42 per diluted share) resulting from the conversion from a limited liability company to a corporation in connection with the Company’s initial public offering. Excluding this charge, net income for the fourth quarter of 2005 was $9.9 million, or $0.34 per diluted share.

Net income for the year ended December 31, 2006 was $119.1 million, or $3.70 per diluted share, on revenues of $344.3 million, compared to net income of $27.5 million, or $1.08 per diluted share, on revenues of $161.3 million for the year ended December 31, 2005. A one-time gain of $18.6 million, net of tax, ($0.58 per diluted share) was recorded in 2006 related to an insurance claim settlement on the loss of Rig 25 in Hurricane Katrina. Excluding this gain, net income for 2006 was $100.4 million, or $3.12 per diluted share. Net income for 2005 excluding the deferred income tax expense described above was $39.6 million, or $1.56 per diluted share.

At December 31, 2006, the Company’s balance sheet reflected total assets of $605.6 million, including cash and cash equivalents of $72.8 million, total debt of $93.3 million and stockholders’ equity of $394.9 million.

Randy Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., commented on the results and outlook: “Looking back on 2006, I am proud of the company’s significant growth, international diversification and successful integration of several acquisitions. While these efforts should benefit us throughout 2007, we are continuing to seek strategic growth opportunities that will generate attractive returns for the company and our shareholders.”

“International demand for both our jackup rigs and liftboats remains strong. While demand for jackups in the U.S. Gulf of Mexico has declined over the last several quarters, it has been largely offset by reductions in supply. We believe the trend for rigs to migrate to international markets will continue and will ultimately improve market conditions during 2007. The outlook for our domestic liftboat business remains solid, although we are currently experiencing a return to the seasonal weather-related downtime, which was not experienced last year due to unusually calm weather and the unique market conditions experienced in the immediate aftermath of the 2005 hurricanes.”

Contract Drilling Services Highlights

During the fourth quarter of 2006, revenues from Domestic Contract Drilling Services were $49.1 million, a 104% percent increase over revenues of $24.0 million in the fourth quarter of 2005, which resulted from an increase in operating days and higher average daily revenue per rig. Operating days increased to 549 from 409. The average daily revenue per rig in the segment increased to $89,359 in the fourth quarter of 2006, compared to $58,611 in the fourth quarter of 2005. Fourth quarter operating income increased to $30.4 million in 2006 from $9.5 million in the prior year period. Utilization was 99.5% during the fourth quarter of 2006, compared to 88.9% during the fourth quarter of 2005.

International Contract Drilling Services revenues and operating income were $18.3 million and $8.6 million, respectively, in the fourth quarter of 2006, which included the commencement of operations of Rig 31 late in the third quarter of 2006. Prior to the start-up of Rig 16’s operations offshore Qatar during the second quarter of 2006, we did not have international drilling operations. The average daily revenue per rig was $106,403 in the fourth quarter of 2006, and utilization was 93.5%.

Marine Services Highlights

Domestic Marine Services revenues were $38.1 million in the fourth quarter of 2006, up from $21.9 million in the fourth quarter of 2005. Operating income increased to $17.2 million in the fourth quarter of 2006 from $8.0 million in the fourth quarter of 2005. The average daily revenue per liftboat increased to $12,398 in the fourth quarter of 2006 from $7,840 in the fourth quarter of 2005. Utilization for the Company’s domestic liftboats decreased to 74.2% in the fourth quarter of 2006 from 82.5% in the fourth quarter of 2005. The total number of operating days increased to 3,072 from 2,787, which reflected the acquisition of six additional liftboats in the second quarter of 2006 and a full quarter of operation for three liftboats acquired in November 2005.

International Marine Services revenues were $9.2 million in the fourth quarter of 2006, up from $2.2 million in the fourth quarter of 2005 reflecting the successful execution of our West Africa liftboat acquisitions. Operating income increased to $2.2 million in the fourth quarter of 2006 from $0.6 million in the fourth quarter of 2005. The average daily revenue per liftboat increased to $11,277 in the fourth quarter of 2006 from $10,243 in the fourth quarter of 2005. Utilization for the Company’s international liftboats decreased to 89.2% in the fourth quarter of 2006 from 100.0% in the fourth quarter of 2005. The total number of operating days increased to 818 from 212, which included the acquisition of eight wholly-owned liftboats and the securing of the rights to operate five additional vessels, as well as a full quarter of operation for the four liftboats acquired in November 2005.

Tax and Other

The Company’s effective tax rate was 35.1% for the year ended December 31, 2006 and 31.2% for the fourth quarter of 2006. The lower effective tax rate for the fourth quarter as compared to the full-year period was primarily driven by the increasing component of international earnings.

The Company is providing 2006 net income before the gain on the insurance settlement of Rig 25 and 2005 net income before the deferred income tax charge because management believes that these measures better reflect the normal operations of the Company, as these measures exclude significant, one-time items that materially affect period-to-period comparability. The adjusted net income and earnings per share amounts are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). In order to fully assess the Company’s financial operation results, management believes that the adjusted net income figures included in this release are appropriate measures of the Company’s continuing and normal operations. However, these measures should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of nine jackup drilling rigs and 64 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

For more information, please visit our website at www.herculesoffshore.com.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CST on Monday, February 5, 2007 to discuss its fourth quarter and full-year 2006 financial results and outlook for 2007. The conference call will also be broadcast live via the Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

800-591-6923 (Domestic)

617-614-4907 (International)

The access or confirmation code is 75305810

A replay of the conference call will be available by telephone on Monday, February 5, 2007 beginning at 12:00 p.m. CST (1:00 p.m. EST), through Monday, February 12, 2007. The phone number for the conference call replay is (888) 286-8010 or internationally (617) 801-6888. The access code is 66302317. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Stephen M. Butz

Vice President and Treasurer

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,772	$47,575
Restricted cash	250	—
Accounts receivable, net	89,136	38,484
Deposits	39	33
Assets held for sale	—	2,040
Insurance claims receivable	—	5,919
Prepaid expenses and other	18,026	6,160

Total current assets	180,223	100,211

PROPERTY AND EQUIPMENT, net	415,864	247,443
OTHER ASSETS	9,494	7,171

Total assets	$605,581	$354,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,400	$1,400
Insurance note payable	6,058	2,401
Accounts payable	29,123	13,281
Accrued liabilities	16,262	11,165
Taxes payable	8,745	122
Interest payable	2,105	1,759
Other current liabilities	5,633	—

Total current liabilities	69,326	30,128

LONG-TERM DEBT, net of current portion	91,850	93,250
DEFERRED INCOME TAXES	42,854	15,504
OTHER LIABILITIES	6,700	—

STOCKHOLDERS’ EQUITY	394,851	215,943

Total liabilities and stockholders’ equity	$605,581	$354,825

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
REVENUES
Contract drilling services	$67,359	$23,995	$191,221	$103,422
Marine services	47,311	24,024	153,091	57,912

	114,670	48,019	344,312	161,334

COSTS AND EXPENSES
Operating expenses for contract drilling services, excluding depreciation and amortization	21,983	10,951	65,239	48,330
Operating expenses for marine services, excluding depreciation and amortization	20,762	11,300	58,899	29,484
Depreciation and amortization	9,728	4,715	32,310	13,790
General and administrative, excluding depreciation and amortization	9,411	4,735	29,807	13,871

	61,884	31,701	186,255	105,475

OPERATING INCOME	52,786	16,318	158,057	55,859

OTHER INCOME (EXPENSE)
Interest expense	(2,454)	(2,308)	(9,278)	(9,880)
Gain on disposal of assets	—	—	30,690	—
Loss on early retirement of debt	—	(1,292)	—	(4,078)
Other, net	1,341	445	4,038	924

INCOME BEFORE INCOME TAXES	51,673	13,163	183,507	42,825
INCOME TAX PROVISION
Current income tax	(16,599)	(122)	(37,257)	(122)
Deferred income tax	452	(15,247)	(27,200)	(15,247)

NET INCOME	$35,526	$(2,206)	$119,050	$27,456

EARNINGS PER SHARE:
Basic	$1.11	$(0.08)	$3.80	$1.10
Diluted	$1.09	$(0.08)	$3.70	$1.08
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31,871,601	28,113,285	31,327,420	24,919,273
Diluted	32,674,388	28,113,285	32,203,446	25,431,822

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$119,050	$27,456
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	32,310	13,790
Stock-based compensation expense	3,098	78
Deferred income taxes	27,200	15,247
Amortization of deferred financing fees	686	890
Provision for bad debts	160	(519)
Loss on early retirement of debt	—	4,078
Gain on disposal of assets	(30,690)	—
Gain on sale of assets	(89)	—
Excess tax benefit from stock-based arrangements	(1,271)	—
(Increase) decrease in operating assets
Increase in accounts receivable	(50,813)	(12,545)
Increase in insurance claims receivable	(7,914)	(5,919)
Increase in prepaid expenses and other	(12,611)	(9,720)
Increase (decrease) in operating liabilities
Increase in accounts payable	15,842	11,443
Increase in insurance note payable	3,657	1,718
Increase in other current liabilities	26,232	6,766
Increase in other liabilities	6,700	—

Net cash provided by operating activities	131,547	52,763
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(211,756)	(168,038)
Deferred drydocking expenditures	(12,544)	(7,369)
Insurance proceeds received	61,278	—
Proceeds received from sale of assets, net of commissions	5,989	455
Increase in restricted cash	(250)	—
Decrease (increase) in deposits	(6)	1,999

Net cash used in investing activities	(157,289)	(172,953)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	185,000
Payment of debt	(1,400)	(146,350)
Proceeds from issuance of common stock	54,198	116,249
Proceeds from exercise of stock options	1,232	—
Excess tax benefit from stock-based arrangements	1,271	—
Payment of debt issuance costs	(630)	(5,923)
(Distributions to) contributions from members	(3,732)	4,329

Net cash provided by financing activities	50,939	153,305

NET INCREASE IN CASH AND CASH EQUIVALENTS	25,197	33,115
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	47,575	14,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$72,772	$47,575

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Domestic Contract Drilling Services Segment:
Number of rigs (as of end of period)	6	9	6	9
Operating days	549	409	1,973	2,192
Available days	552	460	2,078	2,309
Utilization (1)	99.5%	88.9%	94.9%	94.9%
Average revenue per rig per day (2)	$89,359	$58,611	$81,480	$47,177
Average operating expense per rig per day (3)	$25,824	$23,808	$24,957	$20,932
Revenues	$49,058	$23,995	$160,761	$103,422
Operating expenses, excluding depreciation and amortization	$14,256	$10,951	$51,862	$48,330
Depreciation and amortization	$2,603	$1,527	$8,882	$5,547
General and administrative expenses, excluding depreciation and amortization	$1,761	$2,023	$6,980	$5,486
Operating income	$30,438	$9,494	$93,037	$44,059

International Contract Drilling Services Segment:
Number of rigs (as of end of period)	3	—	3	—
Operating days	172	—	305	—
Available days	184	—	321	—
Utilization (1)	93.5%	—	95.0%	—
Average revenue per rig per day (2)	$106,403	—	$99,868	—
Average operating expense per rig per day (3)	$41,999	—	$41,673	—
Revenues	$18,301	—	$30,460	—
Operating expenses, excluding depreciation and amortization	$7,727	—	$13,377	—
Depreciation and amortization	$1,361	—	$2,547	—
General and administrative expenses, excluding depreciation and amortization	$657	—	$1,606	—
Operating income	$8,556	—	$12,930	—

Domestic Marine Services Segment:
Number of liftboats (as of end of period)	47	42	47	42
Operating days	3,072	2,787	11,895	8,571
Available days	4,140	3,379	15,416	10,971
Utilization (1)	74.2%	82.5%	77.2%	78.1%
Average revenue per liftboat per day (2)	$12,398	$7,840	$11,259	$6,503
Average operating expense per liftboat per day (3)	$3,777	$3,027	$3,180	$2,590
Revenues	$38,087	$21,852	$133,929	$55,740
Operating expenses, excluding depreciation and amortization	$15,636	$10,229	$49,025	$28,413
Depreciation and amortization	$4,795	$2,996	$18,854	$8,031
General and administrative expenses, excluding depreciation and amortization	$479	$655	$2,259	$1,888
Operating income	$17,177	$7,972	$63,791	$17,408

International Marine Services Segment:
Number of liftboats (as of end of period)	17	4	17	4
Operating days	818	212	1,765	212
Available days	917	212	2,009	212
Utilization (1)	89.2%	100.0%	87.9%	100.0%
Average revenue per liftboat per day (2)	$11,277	$10,243	$10,857	$10,243
Average operating expense per liftboat per day (3)	$5,590	$5,052	$4,915	$5,052
Revenues	$9,224	$2,172	$19,162	$2,172
Operating expenses, excluding depreciation and amortization	$5,126	$1,071	$9,874	$1,071
Depreciation and amortization	$944	$176	$1,923	$176
General and administrative expenses, excluding depreciation and amortization	$981	$336	$3,056	$336
Operating income	$2,173	$589	$4,309	$589

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Total Company:
Revenues	$114,670	$48,019	$344,312	$161,334
Operating expenses, excluding depreciation and amortization	$42,745	$22,251	$124,138	$77,814
Depreciation and amortization	$9,728	$4,715	$32,310	$13,790
General and administrative expenses, excluding depreciation and amortization	$9,411	$4,735	$29,807	$13,871
Operating income	$52,786	$16,318	$158,057	$55,859
Interest expense	$2,454	$2,308	$9,278	$9,880
Loss on early retirement of debt	$—	$1,292	$—	$4,078
Gain on disposal of asset	$—	$—	$30,690	$—
Other income	$1,341	$445	$4,038	$924
Income before income taxes	$51,673	$13,163	$183,507	$42,825
Income tax expense	$16,147	$15,369	$64,457	$15,369
Net income	$35,526	$(2,206)	$119,050	$27,456

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, which included Rig 16, Rig 21, Rig 26 and Rig 31, or cold-stacked units, which included three of our liftboats, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in revenue is a total of $1,792,692 and $2,640,255 related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and twelve months ended December 31, 2006, respectively. Included in revenue for our International Contract Drilling Services segment for the twelve months ended December 31, 2006 is $2,010,000 earned for a timely departure of Rig 16 from the shipyard in the second quarter of 2006.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in operating expense is a total of $1,170,955 and $1,600,271 related to amortization of deferred mobilization expenses for the three and twelve months ended December 31, 2006, respectively.

Hercules Offshore, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

The Company is providing 2006 net income before the gain on the insurance settlement of Rig 25 and 2005 net income before the deferred income tax charge because management believes that these measures better reflect the normal operations of the Company, as these measures exclude significant, one-time items that materially affect period-to-period comparability. The adjusted net income and earnings per share amounts are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). In order to fully assess the Company’s financial operation results, management believes that the adjusted net income figures included in this release are appropriate measures of the Company’s continuing and normal operations. However, these measures should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005		2006		2005

Operating Income:
GAAP Operating Income	$52,786	$16,318		$158,057		$55,859

Other Income (Expense):
GAAP Other Income (Expense)	$51,673	$13,163		$183,507		$42,825
Gain on Disposal of Assets	—	—		(29,580	)(a)	—

Non-GAAP Other Income (Expense)	$51,673	$13,163		$153,927		$42,825

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(16,147)	$(15,369)		$(64,457)		$(15,369)
Tax Impact of Gain on Disposal of Assets	—	—		10,945	(a)	—
Other Charge	—	12,145	(b)	—		12,145	(b)

Non-GAAP Provision for Income Taxes	$(16,147)	$(3,224)		$(53,512)		$(3,224)

Net Income (Loss):
GAAP Net Income (Loss)	$35,526	$(2,206)		$119,050		$27,456
Total Charges (Gains), net of tax	—	12,145		(18,635)		12,145

Non-GAAP Net Income	$35,526	$9,939		$100,415		$39,601

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$1.09	$(0.08)		$3.70		$1.08
Charges (Gains) per Share	—	0.42	(b) (c)	(0.58	)(a)	0.48	(b)

Non-GAAP Diluted Earnings per Share	$1.09	$0.34	(b) (c)	$3.12		$1.56

(a)	Represents a gain on an after-tax basis of $18.6 million related to an insurance claim settlement on the loss of Rig 25.
(b)	This amount represents the deferred income tax charge of $12.1 million resulting from the conversion from a limited liability company to a corporation in connection with the Company’s initial public offering.
(c)	Non-GAAP diluted weighted average shares for the three months ended December 31, 2005 were 29,135,533, which includes 1,022,248 common stock equivalents that were anti-dilutive on a GAAP basis as the Company recorded a loss.